Independent Auditors' Consent

We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to Registration Statement No. 33-64872 of American Century Capital Portfolios, Inc. on Form N-1A of our Independent Auditors' Reports dated May 7, 1999, appearing in the Annual Reports of the five funds comprising American Century Capital Portfolios, Inc. for the year ended March 31, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectuses, which are a part of such Registration Statement.

/*/Deloitte & Touche LLP
Deloitte & Touche LLP


Kansas City, Missouri
July 27, 1999